                                                                   Exhibit 99.8

                           IMPORTANT TAX INFORMATION

  This tax information is provided in connection with the Samsonite
Corporation dated     , 1999 (the "Prospectus"). Capitalized terms used in
this prospectus but not otherwise defined in this prospectus shall have the meanings assigned to such terms in the Prospectus.

  Under the United States federal income tax laws, dividend payments that may be made by Samsonite on shares of Common Stock issued upon the exercise of Rights may be subject to backup withholding. Generally such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number (TIN) and certifies that the number provided is correct and further certifies that such holder is not subject to backup withholding as a result of a failure to report all interest or dividend income. Each Rights holder that exercises Rights and wants to avoid backup withholding should provide the Subscription and Information Agent, as Samsonite's agent in respect of exercised Rights (the "requester"), with such holder's correct taxpayer identification number (or with a certification that such holder is awaiting a taxpayer identification number) and with a certification that such holder is not subject to backup withholding by completing Substitute Form W-9 below.

  Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements may be obtained from the Subscription and Information Agent. Exempt holders, while not required to file Substitute Form W-9, should file Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional instructions.

  If backup withholding applies, Samsonite or the Subscription and Information Agent, as the case may be, will be required to withhold 31% of any such dividend payments made to a holder of Common Stock. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of the person's tax liability, and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

  To prevent backup withholding on dividend payments that may be made on shares of Common Stock issued upon the exercise of Rights, a Rights holder that exercises Rights is required to notify the Subscription and Information Agent of such holder's correct taxpayer identification number by completing Substitute Form W-9 below and certifying on Substitute Form W-9 that the taxpayer identification number provided is correct (or that such Rights holder is awaiting a taxpayer identification number). In addition, the holder is required to certify on Substitute Form W-9 that it is (i) exempt from backup withholding, or (ii) not subject to backup withholding due to prior under reporting of interest or dividend income, or (iii) the Internal Revenue Service (the "IRS") has notified it that it is no longer subject to backup withholding.

What Number to Give the Subscription and Information Agent

  The Rights holder that exercises Rights is required to give the Subscription and Information Agent the taxpayer identification number of the record owner of the shares of Common Stock issued upon the exercise of the Rights. If such record owner is an individual, the taxpayer identification number is the taxpayer's social security number. For most other entities, the taxpayer identification number is the employer identification number. If the shares of Common Stock issued upon the exercise of the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional guidelines on what number to report. If the Subscription and Information Agent is not provided with the correct taxpayer identification number in connection with such payments, the holder may be subject to a $50.00 penalty imposed by the IRS.

                     REQUESTER'S NAME:
              Give Form to the Requester. Do NOT send to the IRS.
-------------------------------------------------------------------------------
    Name (If a joint account or you changed your name, see enclosed
 Guidelines.)
-------------------------------------------------------------------------------
    Business name, if different from above.
-------------------------------------------------------------------------------
    Check appropriate box:  [_] Individual/Sole
 Proprietor  [_] Corporation  [_] Partnership  [_] Other
-------------------------------------------------------------------------------
    Address (number, street, and apt. or suite no.)
-------------------------------------------------------------------------------
    City, state, and ZIP code

                        Part I--TAXPAYER               Social Security Number
                        IDENTIFICATION NUMBER
                        (TIN).


                                                       -----------------------

 SUBSTITUTE

 Form W-9                                              Employer identification
 Department of          Enter your TIN in the                  number
 the Treasury           appropriate box. For most
 Internal               individuals, this is your
 Revenue                social security number
 Service                (SSN). For most other
                        entities, it is your
                        employer identification
                        number (EIN). If you do not
                        have a number, see How to
                        Get a TIN in the enclosed
                        Guidelines.

                                                       ----------------------
                                                       Note: If the account is
                                                       in more than one name,
                                                       see the chart in the
                                                       enclosed Guidelines to
                                                       determine what number
                                                       to give.

 Payer's Request for Taxpayer Identification Number (TIN)
                       --------------------------------------------------------
                        Part II--For Payees Exempt From Backup Withholding
                        (See the enclosed Guidelines)

                         -----------------------------------------------------

                         -------------------
                       --------------------------------------------------------
                        Part III--Certification

                        Under penalties of perjury, I certify that:

                        (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

                        (2) I am not subject to backup withholding because:
                        (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

                        Certification Instructions--You must cross out item
                        (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

                        The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

                        SIGNATURE ____________________________ DATE __________

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF
      ANY PAYMENTS MADE TO YOU. PLEASE REVIEW ENCLOSED GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

               GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
                NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9

What Name and Number to Give the Requester

  Name

  If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

  Sole Proprietor--You must enter your individual name as shown on your Social Security card. You may enter your business, trade or "doing business as" name on the business name line.

  Other Entities--Enter the business name as shown on required federal income tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or "doing business as" name on the business name line.

  Taxpayer Identification Number (TIN)

  You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see How to Get a TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, using your employer identification number may result in unnecessary notices to the requester.

  Social Security numbers (SSN's) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EIN's) have nine digits separated by only one hyphen: i.e. 00-0000000.

  The table below will help determine the number to give the requester.

--------------------------------------   --------------------------------------


                                Give Name
For this type of account:       and SSN of:
------------------------------------------------
1. Individual                   The individual
2. Two or more individuals      The actual owner
   (joint account)              of the account
                                or, if combined
                                funds, the first
                                individual on
                                the account(1)
3. Custodian account of a       The minor(2)
   minor (Uniform Gift to
   Minors Act)
4.a. The usual revocable        The grantor-
   savings trust (grantor is    trustee(1)
   also trustee)
b. The so-called trust account  The actual
   that is not a legal or       owner(1)
   valid trust under state law
5. Sole proprietorship          The owner(3)
------------------------------------------------

                               Give Name
For this type of account:      and SSN of:
                                         ------
 6. A valid trust, estate, or  Legal entity(4)
    pension trust
 7. Corporation                The corporation
 8. Association, club,         The organization
    religious, charitable,
    educational or other tax-
    exempt organization
 9. Partnership                The partnership
10. A broker or registered     The broker or
    nominee                    nominee
11. Account with the           The public
    Department of Agriculture  entity
    in the name of a public
    entity (such as a state
    or local government,
    school district, or
    prison) that receives
    agricultural program
    payments
                                         ------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

              GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
                NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9
                                    Page 2

 How to Get a TIN

  If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration office. Get Form W-7 to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS.

  If you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number, sign and date the form, and give it to the requester. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a taxpayer identification number and give it to the requester. Other payments are subject to backup withholding.

  Note: Writing "Applied For" means that you have already applied for a taxpayer identification number or that you intend to apply for one soon.

Exemption From Backup Withholding
 Payees Exempt From Backup Withholding
Individuals (including sole proprietors) are NOT exempt from backup withholding.

For interest and dividends, the following payees are exempt from backup withholding:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a) of the Internal
   Revenue Code of 1986, as amended (the "Code"), an individual retirement account (IRA), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.
 . The United States or any of its agencies or instrumentalities.
 . A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
 . A foreign government or any of its political subdivisions, agencies or instrumentalities.
 . An international organization or any of its agencies or instrumentalities. . A dealer in securities or commodities required to register in the United
   States, the District of Columbia or a possession of the United States.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a) of the Code.
 . An entity registered at all times during the tax year under the Investment
   Company Act of 1940.
 . A foreign central bank of issue.
 . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
 . A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.
 Payments Exempt From Backup Withholding
Dividends and patronage dividends that generally are exempt from backup withholding include:
 . Payments to nonresident aliens subject to withholding under section 1441 of the Code.
 . Payments to partnerships not engaged in a trade or business in the United
   States and that have at least one nonresident alien partner.
 . Payments of patronage dividends not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made by an ESOP pursuant to section 404(k) of the Code.
Interest payments that are generally exempt from backup withholding include:
 . Payments of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business, and you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
 . Payments described in section 6049(b)(5) of the Code to nonresident aliens. . Payments on tax-free covenant bonds under section 1451 of the Code.
 . Payments made by certain foreign organizations.

 Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and their regulations.
 If you are exempt from backup withholding, you should still complete and file Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct taxpayer identification number in Part I, write "Exempt" in Part II, and sign and date the form and return it to the requester.
 If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.
Privacy Act Notice.--Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50.00 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500.00 penalty.
(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.